Exhibit 99.1

Investor Relations
Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Miguel Desdin
Email:	miguel.desdin@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP ANNOUNCES CEO SUCCESSION PLAN

HOUSTON (Friday, September 17, 2010) – TPC Group (NASDAQ: TPCG) today announced that Charles W. Shaver, President and CEO, has indicated his intent to retire from his roles at the Company after more than six years of dedicated service, and his intent has been reflected in an amended employment agreement with the Company. Mr. Shaver is expected to continue to serve as President and CEO and as a member of the board of directors until the earlier of December 31, 2011 or the naming of his successor. The Company’s Board of Directors has formed a search committee to identify Mr. Shaver’s successor.

“Transforming TPC into the strong, publicly traded company it is today has been the most rewarding experience of my nearly three decades in the industry, and I’ve been extremely privileged to work with such a talented and dedicated team of employees in this effort,” said Mr. Shaver. “Over the past six years, we have grown this company into a leader in both the C4 Processing and Performance Products product lines with strong growth and profitability, and the time is right for a new CEO to lead TPC to sustainable top-tier financial performance. I look forward to remaining an active contributor to the Company during the transition period, and am confident that TPC is stronger and better positioned for success now than at any point in its rich history.”

“As part of the Board succession-planning process, we have anticipated and planned for this transition,” stated Michael E. Ducey, TPC Group’s Chairman of the Board of Directors. “Charlie has been instrumental in the creation of shareholder value over the past six years and has made significant contributions to the growth of the Company. He has also established a strong organization to build on TPC’s success. We are particularly grateful that Charlie will continue his leadership during this period and know that his active involvement will ensure a successful transition for our employees, customers and shareholders.”

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including its Registration Statement on Form 10, as amended, which is available free of charge on the SEC’s web site at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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